UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 23, 2020

FIRST MID BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36434	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

(§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Item 8.01 Other Events.

As previously announced, on September 25, 2020, First Mid Bancshares, Inc. (“First Mid”) and Eval Sub Inc., a newly formed Missouri corporation and wholly-owned subsidiary of First Mid (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LINCO Bancshares, Inc., a Missouri corporation (“LINCO”), and the sellers as defined therein, pursuant to which, among other things, First Mid agreed to acquire 100% of the issued and outstanding shares of LINCO pursuant to a business combination whereby Merger Sub will merge with and into LINCO, whereupon the separate corporate existence of Merger Sub will cease and LINCO will continue as the surviving company and a wholly-owned subsidiary of First Mid (the “Merger”).

On December 23, 2020, First Mid received approval of the Merger from the Board of Governors of the Federal Reserve System and approval from the Missouri Department of Commerce & Insurance.  Subject to the customary closing conditions in the Merger Agreement, the Merger is anticipated to close in the first quarter of 2021.

Forward Looking Statements

This document may contain certain forward-looking statements about First Mid and LINCO, such as discussions of First Mid’s and LINCO’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and LINCO intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and LINCO, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and LINCO will not be realized or will not be realized within the expected time period; the risk that integration of the operations of LINCO with First Mid will be materially delayed or will be more costly or difficult than expected; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of certain approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and LINCO; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and LINCO’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and LINCO; accounting principles, policies and guidelines; the severity, magnitude and duration of COVID-19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the government, businesses customers' businesses, the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect First Mid’s and LINCO’s liquidity and capital positions, impair the ability of First Mid’s and LINCO’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID-19 pandemic on First Mid’s and LINCO’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Dated: December 28, 2020

By:
Joseph R. Dively
Chairman, President and Chief Executive Officer